Exhibit 99.2


Contacts:      Candy Patrin                 Tammie Brown
               Ceridian                     Workstream Inc.
               (952) 853-4380               (877) 327-8483 EXT. 263
                                            tammie.brown@workstreaminc.com

               Lisa Kreinbring              Kerry McGagin
               The DEVON Group              KMA Communications
               lisa@devonpr.com             kerry@kmacommunications.com
               (732) 542-2000, Ext. 26      (310) 258-9801


             CERIDIAN EXPANDS EMPLOYEE EFFECTIVENESS OFFERINGS WITH
                     WORKSTREAM'S EMPLOYEE DISCOUNT PROGRAM

       Employees can save time, money through convenient work-life benefit

MINNEAPOLIS, MN AND OTTAWA, ON (August 25, 2004) -- Ceridian, a leader in managed human resource solutions that maximize the value of people, today announced a relationship with Workstream Inc. (NASDAQ: WSTM) to make available an employee discount program. Part of the overall Workstream Rewards product line, the program enables Ceridian's customers and their employees to have access to a variety of programs and services managed by Workstream at discounted rates.

The Employee Discount Program provides savings of 5% to 60% on a range of products and services from over 200 favorite brands, ranging from electronics to floral delivery to travel. A highly configurable service with an easy-to-use administration tool and reporting capabilities, the program is a cost-effective add-on for existing Ceridian customers.

"Ceridian is committed to providing the widest range of employee effectiveness programs to help our customers attract, retain, and maximize the productivity of their valued employees," said Linda Laitner, senior vice president of EAP/work-life services at Ceridian U.S. Human Resource Solutions. "This discount program allows employers to offer a high-impact, easily implemented program with low overhead. The program offers a valuable benefit across all workgroups and increases employee satisfaction by saving them time and money."

"Our new relationship with Ceridian is exciting because of the number of customers to whom they can make available the Employee Discount Program," said Michael Mullarkey, Chairman and CEO of Workstream. "Providing our service gives instant value to Ceridian's customers and is exciting for our marketing partners as well. This is definitely a real win-win relationship."

Ceridian offers comprehensive resources to help employees build skills, solve problems, improve their health and enhance their work-life balance. More than

116,000 clients and their 25 million employees worldwide rely on Ceridian to help them better manage their businesses and achieve work-life balance every day.


ABOUT CERIDIAN:

Ceridian is changing the world of work by enabling companies to be free to succeed in their core business through its suite of innovative managed human resource solutions that include payroll and compensation, staffing, compliance, HR administration and employee effectiveness. Ceridian Corporation (NYSE: CEN) is an information services company serving businesses and employees in the United States, Canada and Europe. For more information about Ceridian's comprehensive array of human resource solutions, visit www.myceridian.com or call (800) 729-7655.


ABOUT WORKSTREAM:

Workstream Inc. (NASDAQ: WSTM) is a provider of hosted Enterprise Workforce Management software and professional services to the Global 2000. Workstream's products provide Recruitment, Performance, Compensation and Rewards Management for employees and corporations. Workstream was named to the Deloitte & Touche Fast 500 list of the fastest growing software companies for 2003. Through its 12 offices and 200 dedicated human resource employees across North America, Workstream services customers such as BearingPoint, Chevron, Eli Lilly Canada, The Gap, Home Depot, Kaiser Permanente, KPMG Canada, Motorola, Nike, Nordstrom, Samsung, Sony Music Canada, VISA, Watson Wyatt, and Wells Fargo. For more information visit www.workstreaminc.com or call toll free 1-866-470-WORK.


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